SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


(X)  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
( )  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                          CENTRAL FIDELITY BANKS, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
CENTRAL FIDELITY BANKS, INC.
Executive Offices
1021 E. Cary Street
Post Office Box 27602
Richmond, Virginia 23261
To the Shareholders:
     The Annual Meeting of Shareholders of Central Fidelity Banks, Inc. will be held in the banking hall of Central Fidelity National Bank, Broad at Third Street, Richmond, Virginia, at 4:30 p.m. on May 10, 1995:
     (1) To elect five directors comprising Class 1 to three year terms of office;
     (2) To approve the 1995 Stock Incentive Plan; and
     (3) To transact any other business which may properly come before the meeting.
     The Board of Directors has fixed the close of business on March 17, 1995 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.
     Shareholders are cordially invited to attend the meeting in person. REGARDLESS OF YOUR ATTENDANCE PLANS, PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT IN THE ACCOMPANYING ADDRESSED AND POSTPAID ENVELOPE. The proxy may be revoked at any time before it is voted.
     Your attention is directed to the accompanying Proxy Statement.
                                                By Order of the Board of
                                                Directors,
                                                       WILLIAM N. STOYKO
                                                           SECRETARY
March   , 1995

PROXY STATEMENT
CENTRAL FIDELITY BANKS, INC.
Executive Offices
1021 E. Cary Street
Post Office Box 27602
Richmond, Virginia 23261
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 10, 1995
GENERAL
     This Proxy Statement and the accompanying form of proxy, mailed to
shareholders on or about March   , 1995 are furnished in connection with the
solicitation of proxies on behalf of the Board of Directors (the "Board") of Central Fidelity Banks, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held at 4:30 p.m. on May 10, 1995 in the banking hall of Central Fidelity National Bank, Broad at Third Street, Richmond, Virginia and at any adjournment thereof. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, the Company will request banks, brokers and other custodians, nominees and fiduciaries to send proxy material to the beneficial owners and to secure their voting instructions, if necessary. The Company, upon request, will reimburse them for their expenses in so doing. Officers and regular employees of the Company may solicit proxies personally, by telephone or telegram, from some shareholders if proxies are not received promptly. In addition, the Company has retained Morrow & Company, Inc. to aid in the solicitation of proxies at an estimated cost of $4,500, plus out-of-pocket expenses.
     The Board has fixed the close of business on March 17, 1995 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting.
     A proxy in the accompanying form which is properly signed and returned and not revoked will be voted in accordance with instructions contained therein.
     Any shareholder giving a proxy may revoke it at any time before it is exercised by executing another proxy or by appearing at the Meeting and voting in person.
     The Company's Annual Report to Shareholders and Form 10-K for the year ended December 31, 1994 is being sent to all shareholders concurrently with this Proxy Statement. Said Annual Report and Form 10-K is not to be considered a part of the proxy soliciting material.
VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS
     At the Meeting, each outstanding share of the Company's $5.00 par value common stock ("Common Stock") will be entitled to one vote on all matters submitted to the shareholders. There are no cumulative voting rights. As of
                         , 1995, there were                shares of the Common
Stock outstanding and entitled to vote.
                                       1

     On                          , 1995 the trust department of the Company's
wholly-owned banking subsidiary, Central Fidelity National Bank (the "Bank"), in its capacity as the trustee for the Company's Employee Stock and Thrift Plan and the Employee Stock Incentive Plan, held on behalf of officers and employees an
aggregate of        shares (       %) of the outstanding Common Stock. Employee
participants in each of those plans retain the power to vote their individual
shares. The Bank also held on                          , 1995 an aggregate of
       shares (       %) of the outstanding Common Stock in various fiduciary
and representative capacities with either full or shared voting and dispositive powers.
QUORUM AND VOTE REQUIRED
     Under the Company's By-Laws, a majority of the shares of Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. If a quorum is present, the affirmative vote of the majority of the shares present in person or represented by proxy at the Meeting and entitled to vote on the subject matter shall be the act of the shareholders with respect to all proposals contained in this proxy statement other than the election of directors. In the election of directors, those receiving the greatest number of votes shall be deemed elected even though not receiving a majority. The tabulation of votes for all proposals and the election of directors shall be managed by three judges appointed by the Board who shall certify the results to the Secretary. Abstentions are treated as votes against a proposal, and broker non-votes have no effect on the vote.
ELECTION OF DIRECTORS
     The Company's Restated Articles of Incorporation provide for the Board of Directors to be divided into three classes, as nearly equal in number as possible, each of which will serve for three years, with one class being elected each year.
     At the 1995 Meeting, five directors comprising Class 1 will be elected to serve until the 1998 Annual Meeting of Shareholders and until their successors are elected and qualified. The Board recommends that the five nominees named below be elected. Proxies received will be voted for the election of such nominees unless marked to the contrary. A shareholder who desires to withhold voting of the proxy for all or one or more of the nominees may so indicate on the proxy. All of said nominees are currently members of the Board. All have consented to be named and have indicated their intent to serve if elected. However, in the event any such nominee is not available for election, the proxies will be voted for such person as shall be designated by the Board as a replacement.
     There is set forth hereafter as to each of the nominees, and the remaining directors who will continue to serve as indicated below, certain information
including age, principal occupation and, as of                          , 1995,
information respecting beneficial ownership of Common Stock. The dates shown for first election as a director in the information below represents the year in which the nominee or continuing director was first elected to the Board of the Company or one of its predecessor corporations. Unless otherwise indicated, the business experience and principal occupations shown for each nominee or continuing director has extended five or more years.
                                       2

                             NOMINEES FOR ELECTION


           CLASS 1 DIRECTORS -- NOMINEES FOR ELECTION TO SERVE UNTIL
                         THE 1998 MEETING

JACK H. FERGUSON, 63, a director since 1986. Mr. Ferguson, retired, was
  President and Chief Executive Officer of So-Deep, Inc., Manassas, Virginia, a subsurface utility engineering firm until March 1992. From January 1990 to March 1991, he was Chairman of the Flanagan Group, Alexandria, Virginia, a legislative consulting firm. On March 31, 1989, Mr. Ferguson retired as a director of Dominion Resources, Inc. and as President and Chief Executive Officer of its subsidiary, Virginia Electric and Power Company, Richmond, Virginia. He served as a consultant to Virginia Electric and Power Company through March 1990. Mr. Ferguson is a member of the Public Policy Committee.

LEWIS N. MILLER, JR., 51, a director since 1984. Mr. Miller is Chairman,
  President and Chief Executive Officer of the Company and the President of Central Fidelity National Bank, the principal subsidiary of the Company. Mr. Miller is a member of the Executive, Nominating and Public Policy Committees.

RICHARD L. MORRILL, 55, a director since 1989. Dr. Morrill is President of the
  University of Richmond, Richmond, Virginia. Dr. Morrill is a member of the Public Policy Committee.

LLOYD U. NOLAND, III, 51, a director since 1987. Mr. Noland is Chairman of the
  Board, President and a director of the Noland Company, Newport News, Virginia, a supplier of industrial products. Mr. Noland is chairman of the Audit Committee.

WILLIAM G. REYNOLDS, JR., 56, a director since 1977. Mr. Reynolds is Vice
  President, Government Relations and Public Affairs of Reynolds Metals Company, Richmond, Virginia, producers of aluminum and aluminum products. Mr. Reynolds is a member of the Audit Committee.

                         DIRECTORS CONTINUING TO SERVE


          CLASS 2 DIRECTORS -- ELECTED TO SERVE UNTIL THE 1996 MEETING

ALVIN R. CLEMENTS, 67, a director since 1974. Mr. Clements, a Charlottesville,
  Virginia consultant, was Chairman of the Board of the Company prior to 1982. Mr. Clements is a member of the Executive Committee.

THOMAS R. GLASS, 66, a director since 1978. Mr. Glass is Publisher Emeritus of
  The News and The Daily Advance and former President and Chief Executive Officer of Carter Glass Newspaper Group, Lynchburg, Virginia. Mr. Glass is a member of the Audit Committee.

MINNIE BASSETT LANE, 64, a director since 1984. Mrs. Lane, a civic leader in Lynchburg, Virginia, was a director of Central Fidelity Bank, N.A., Lynchburg, a former subsidiary of the Company. Mrs. Lane is a member of the Public Policy Committee.

GEORGE R. LEWIS, 54, a director since 1985. Mr. Lewis is Vice President and
  Treasurer of Philip Morris Companies, Inc., New York, New York, producers of cigarettes, beverages and food products. Mr. Lewis is a director of Ceridian Corporation. Mr. Lewis is a member of the Executive and Compensation Committees.

T. JUSTIN MOORE, JR., 69, a director since 1968. Mr. Moore is Counsel to the law firm of Hunton & Williams, Richmond, Virginia. Mr. Moore is a member of the Executive, Nominating and Compensation Committees.

      CLASS 3 DIRECTORS -- ELECTED TO SERVE UNTIL THE 1997 ANNUAL MEETING


JAMES F. BETTS, 62, a director since 1973. Mr. Betts is an independent management consultant in Richmond, Virginia. Mr. Betts is a member of the Executive and Nominating Committees.

PHYLLIS L. COTHRAN, 48, a director since 1994. Ms. Cothran of Richmond, Virginia is President and Chief Executive Officer of Trigon Blue Cross Blue Shield of Virginia. Prior to November 1990 she held the following positions at Blue Cross Blue Shield of Virginia: Executive Vice President and Chief Operating Officer, May 1990 to November 1990; and Executive Vice President, Operations, November 1989 to May 1990. She is also a director of Tredegar Industries, Inc. and Ethyl Corporation. Ms. Cothran is a member of the Audit Committee.

ROBERT L. FREEMAN, 68, a director since 1970. Mr. Freeman of Newport News,
  Virginia is a retired certified public accountant. He is presently a private investor. Mr. Freeman is a member of the Executive Committee.

G. BRUCE MILLER, 59, a director since 1982. Mr. Miller is President and Chief Executive Officer of International Home Furnishings Center, High Point, North Carolina. Mr. Miller is a member of the Executive and Nominating Committees.

KENNETH S. WHITE, 55, a director since 1976. Mr. White is an attorney at law and a principal in the law firm of Edmunds & Williams, P.C., Lynchburg, Virginia. Mr. White is a member of the Executive, Nominating and Compensation Committees.

SECURITY OWNERSHIP OF MANAGEMENT
     The following table sets forth information as of           , 1995,
regarding the number of shares of Common Stock beneficially owned by all directors and nominees, by each of the executive officers named in the "Summary Compensation Table" herein (other than Carroll L. Saine) and by all directors and executive officers as a group. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the director or executive officer living in such person's home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself or herself at once or at some future time.

                                                                  AMOUNT AND NATURE OF       PERCENT OF
NAME OF BENEFICIAL OWNER                                        BENEFICIAL OWNERSHIP (1)       CLASS
James F. Betts..............................................                                       *
Alvin R. Clements...........................................                                       *
Phyllis L. Cothran..........................................                                       *
Pauline Allen Ellison.......................................                                       *
Rodger W. Fauber............................................                                       *
Jack H. Ferguson............................................                                       *
Robert L. Freeman...........................................                                       *
Thomas R. Glass.............................................                                       *
Philip G. Hug...............................................                                       *
Minnie Bassett Lane.........................................                                       *
George R. Lewis.............................................                                       *
Jay O. Livingston...........................................                                       *
G. Bruce Miller.............................................                                       *
Lewis N. Miller, Jr.........................................                                       *
T. Justin Moore, Jr.........................................                                       *
Richard L. Morrill..........................................                                       *
Lloyd U. Noland, III........................................                                       *
J. Carson Quarles...........................................                                       *
William G. Reynolds, Jr.....................................                                       *
Kenneth S. White............................................                                       *
All directors and executive officers as a group.............                                        %

(1) Includes beneficial ownership of the following shares which may be acquired
    within 60 days of             , 1995 pursuant to stock options by: Mr.
    Fauber,       shares; Mr. Hug,        shares; Mr. Livingston        shares;
    Mr. Lewis N. Miller Jr.,        shares; Mr. Quarles,        shares; and all
    directors and executive officers as a group,        shares.
* No individual director, nominee for director or named officer beneficially owns 1% or more of Common Stock.
INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES
     The Board held eight meetings in 1994. The Board has five standing committees to assist it in the discharge of its responsibilities: the Executive Committee, Audit Committee, Nominating Committee, Compensation Committee and Public Policy Committee. Respective memberships on these committees are identified in the information on pages 3 and 4 hereof.
                                       5

     The Executive Committee consists of eight members, including Mr. Lewis Miller. Except to increase the number of directors, to fill vacancies on the Board, or to approve an amendment to the Restated Articles of Incorporation, plan of merger or consolidation or other matters which cannot by law be delegated by the Board, the Executive Committee has all the powers of the Board in the management and the conduct of the business and affairs of the Company in the intervals between meetings of the full Board. The Executive Committee held two meetings during 1994.
     The Compensation Committee consists of three non-employee directors who establish and control compensation and other benefits for the Company's executive officers. The Compensation Committee held three meetings during 1994.
     The Audit Committee consists of four members, all non-employee directors. In general, this Committee is charged with ascertaining that the affairs and operations of the Company and its subsidiaries are subject to proper audit and control procedures, with monitoring the Company's business ethics policies and activities and with assuring that the Company's auditors are free to exercise their function independently of management. The Audit Committee held four meetings during 1994.
     The Nominating Committee consists of Mr. Lewis Miller and four non-employee directors. This Committee was established by the Board to review qualifications of possible candidates and to recommend candidates to the Board as nominees for election by the shareholders or by the Board to fill such vacancies as may occur during the year. The Nominating Committee held two meetings during 1994.
     The Public Policy Committee consists of Mr. Lewis Miller and four non-employee directors. This Committee was established by the Board to review charitable contributions of the Company and to foster Company involvement in community programs including compliance with the Community Reinvestment Act and the civil rights acts. The Public Policy Committee held two meetings during 1994.
     During 1994, each of the Company's directors attended at least 75% of the meetings of the Board and the committees on which they serve with the exception of Mrs. Lane.
     Section 2.13 of the Company's By-Laws provides that nominations of persons for election as directors may be made only by or at the direction of the Board or by any shareholder entitled to vote for the election of directors at a meeting of the shareholders upon compliance with provisions of said By-Laws. Shareholders intending to nominate candidates for election as director at a shareholder meeting shall do so by notice in writing delivered to the Secretary of the Company or mailed and received by the Company not less than 60 days nor more than 90 days prior to the meeting (except that, if public disclosure of the meeting date is made less than 70 days prior to the meeting, the notice need only be received within 10 days following such public disclosure). In addition, such notice must set forth the following information: the name and address and the class and number of shares of the Common Stock which are beneficially owned by the nominating shareholder; the name, age, principal occupation or employment, and business and residence addresses of each nominee; as well as any other information relating to each nominee as is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person's written consent to be named in the proxy statement as a nominee and to serve as a director, if elected.
                                       6

DIRECTOR COMPENSATION
     A Stock Compensation Plan for Non-Employee Directors (the "Directors' Plan") was approved by shareholders in 1993. The Directors' Plan provides that director retainer fees and meeting fees may, at the election of the individual director, be paid in cash or deferred in the form of equivalents of Common Stock for distribution at a determined future date. The number of shares of Common Stock equivalents deferred for the account of any director for any calendar quarter shall be determined by dividing the amount of director's fees deferred by the non-employee director for such calendar quarter by the fair market value of the Common Stock on the last business day of the calendar quarter in which such director's fees were earned.
     In 1994, directors who were not officers received a $15,000 retainer in the form of cash or Common Stock equivalents for services as a director. They also received $1,200 cash or Common Stock equivalents per Board or committee meeting ($600 cash or Common Stock equivalents per committee meeting if on a Board meeting date) attended.
BOARD COMPENSATION COMMITTEE REPORT
     The Company's Compensation Committee (the "Committee") is comprised of three outside directors. The Committee's principal objective is develop comprehensive compensation policies designed to attract, motivate and retain the executive management necessary to enhance the profitability of the Company and increase shareholder value. Total compensation opportunities are intended to be competitive with those offered by employers of comparable size, represented by asset level, and performance in the banking industry.
     The Committee and senior management initiated a comprehensive review of management compensation in early 1994 with the assistance of a nationally recognized consulting firm on executive compensation. The study included an evaluation of management compensation policies, interviews with a substantial number of employees to solicit their views on the Company's compensation policies, a review of compensation plans and practices at other financial institutions of comparable size and performance, and an analytical review of the costs and benefits of certain proposed incentive programs.
     This review was completed in July, 1994 and recommendations from the study were used to determine base salary increases for executive officers effective in July, 1994. The Company engaged another nationally recognized consulting firm on executive compensation, to evaluate the benefits portion of total compensation in addition to base salary paid by the Company to its employees, including its executive officers.
     The executive compensation policies developed by the Compensation Committee are based upon a philosophy of "pay for performance" as the best means to promote shareholders' interests. Individual performance is also linked to the Company's financial performance and shareholder interests. The key components of executive compensation are:
     (Bullet) Base salary compensation payable in cash;
     (Bullet) Incentive cash bonuses or additional base salary compensation payable only in the event that the Company achieves certain financial performance goals; and
     (Bullet) Stock option and other stock incentive awards as an incentive to promoting the Company's long-term growth.
                                       7

BASE SALARY
     The base salary compensation of executive management was most recently reviewed by the Compensation Committee and the Board of Directors in July, 1994 in conjunction with the findings and recommendations of the consultant study. Salaries of executive officers were compared with those of other individuals holding similar positions in comparably sized banking institutions. The median base salary determined from this comparison was used as a guideline for establishing 1994 salary levels. The average base salary for Company executives was targeted at or above the comparison group median to better equalize total cash compensation with those institutions where substantial cash bonuses are paid.
     A majority of the financial institutions of comparable size and performance that constitute the base salary survey group used by the Committee in establishing salary levels are included in the KBW 50 Index shown in the
performance graph on page     . Other banking institutions with asset size
similar to the Company's and with comparable performance were added to those banking institutions in the KBW 50 Index to form the comparison group. The Committee believes this process resulted in more accurate compensation comparisons.
     Following the determination of a median base salary derived from the comparison group, each individual executive officer's salary was analyzed using several factors, including: the Company's attainment of financial performance goals; the individual's contribution to that performance; the individual's position within the Company and the duties and responsibilities assigned to such individual; and their experience and potential for advancement. No specific weighing was applied to these factors. The Committee reviewed salaries with the Chief Executive Officer and made judgmental and discretionary determinations as part of its assessment process.
ANNUAL INCENTIVES
     The Compensation Committee also has approved annual incentive compensation grants in each of the last three calendar years based on the Company achieving certain specific financial goals.
     In 1993, the Compensation Committee recommended to the full Board a program of incentive compensation for all employees based on the Company's efficiency ratio. The efficiency ratio was calculated by dividing the Company's non-interest expense by the sum of non-interest income and net interest income on a full tax-equivalent basis. The efficiency ratio for program purposes did not include nonrecurring expenses which the Committee retained discretion to adjust. This program provided for a salary increase of 4% to all employees if the Company's efficiency ratio did not exceed 50% at the end of calendar year 1993. The incentive goal for 1993 was achieved and all employees, including executive officers, received a 4% salary increase in January, 1994.
     The incentive program for calendar year 1994 provided for each employee to receive a cash bonus of $1,300 if the Company achieved earnings per share of $3.06 for the year. This goal was not achieved, and no incentive compensation was paid to employees in 1994.
STOCK INCENTIVES
     The Compensation Committee also administers the granting of stock options to executive officers and employees to encourage their ownership and retention of the Company's Common Stock. All Options are granted under stock option plans which have been approved by the shareholders. Under
                                       8
the existing plans, no stock option can be granted at an exercise price less than 100% of fair market value of the underlying stock on the date of grant, and all options have a maximum life of 10 years.
     In 1994, stock options were awarded under two programs. One program is designed for all employees and provides for the grant of options for 100 shares of Common Stock to employees on each of their successive five year anniversary dates of employment with the Company. In 1994, Awards of stock options covering 57,000 shares were made under this program to 570 employees, including executive officers.
     In addition, options for 412,000 shares of Common Stock were awarded in November 1994 to 236 key employees, including 19 executive officers. The size of option grants ranged from 1,000 to 10,000 shares with 20,000 shares having been awarded to Mr. Miller, as Chief Executive Officer. The number of option shares granted to non-executive officers was determined from recommendations made by the recipient's supervisor and based on the supervisor's judgment of the employee's contributions to the Company's performance. Awards to executive officers were made in amounts of 5,000 or 10,000 shares with the larger awards having been granted to the nine executives who had received fewer option shares from previous grants.
CEO COMPENSATION
     After the untimely death of Carroll L. Saine on August 18, 1994, Lewis N. Miller, Jr. was appointed by the Board of Directors to the position of Chairman, President and CEO of the Company. Mr. Miller received an increase in base salary in July 1994 of 13%, raising his year end 1994 salary to $650,000. No additional cash compensation was paid to Mr. Miller in 1994 for assuming the position of Chairman and sole CEO.
     The Committee approved the 1994 increase in Mr. Miller's salary after reviewing the peer group comparison information provided in the consultant studies which revealed that Mr. Miller, in his position as President of the Company, received cash compensation slightly below median of the comparison group and total cash compensation significantly below the median of the comparison group. Although Mr. Miller's 1994 salary increase and option grant in 1994 were not measured upon the attainment of any specific goals by the Company, the Committee, in its discretion and judgment in making these determinations, took into consideration Mr. Miller's assumption of greater responsibilities during the illness of Mr. Saine and his individual contributions to Company performance for the prior fiscal year reflected by: (i) a 31.l% increase in net income (ii) a 13.0% increase in shareholders' equity; and (iii) a 2.6% increase in return on shareholders' equity.
EMPLOYMENT AGREEMENT AND TAX CONSIDERATIONS
     Mr. Quarles, one of the individuals listed in the Summary Compensation Table, received his 1994 salary pursuant to an agreement for his active employment until December 31, 1994 and thereafter until December 31, 1996 as a consultant to Central Fidelity National Bank at his year-end 1994 salary.
     Recent tax legislation generally imposes a $1 million limitation on the amount of annual compensation deduction allowable to a publicly held company in respect of its chief executive officer and its other four most highly paid executive officers. An exception is provided for "performance based" compensation if certain shareholder approval and outside director administration requirements are met. The Committee does not currently anticipate that any executive officer's compensation will exceed $1 million.
                                       9

However, the Committee and the Board of Directors retain the discretion to grant non-deductible compensation if the Committee and the Board determine that such a grant would be in the best interests of the Company and the shareholders under the circumstances.
     The Board of Directors is submitting the Company's 1995 Stock Incentive Plan to the shareholders for approval. Upon approval, the Company believes that awards under the 1995 Stock Incentive Plan will not otherwise limit the deductibility by the Company of certain executive compensation for federal income tax purposes under Section 162(m) of the Code. Because of certain interpretational issues under the Code, however, and in the absence of final Internal Revenue Service regulations, there can be no assurance that awards under the Plan will, in fact, be excepted from "applicable employee remuneration." Proposed regulations would include stock options and stock appreciation rights, but exclude restricted stock, from the exception.
                             COMPENSATION COMMITTEE
                              T. Justin Moore, Jr.
                                George R. Lewis
                                Kenneth S. White
                                       10

REMUNERATION
     The following table sets forth all cash compensation paid or accrued by the Company and its subsidiaries to the Chief Executive Officer and other most highly compensated executive officers of the Company during the past three fiscal years for all services rendered:
                           SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM
                                                                                           COMPENSATION
                                                                                              AWARDS
                                                                                              NUMBER
                                                              ANNUAL COMPENSATION               OF
                                                                            OTHER           SECURITIES            ALL
                  NAME AND                                                 ANNUAL           UNDERLYING           OTHER
             PRINCIPAL POSITION                  YEAR     SALARY(1)    COMPENSATION(2)       OPTIONS        COMPENSATION(3)
Carroll L. Saine.............................    1994     $554,174         $    --                 0            $18,215
Former Chairman and Co-Chief                     1993      795,540              --            25,000             50,253
Executive Officer                                1992      732,250              --                --             46,594
Lewis N. Miller, Jr..........................    1994      614,176              --            20,000             21,153
Chairman, Chief Executive                        1993      541,742              --            20,000             35,175
Officer and President                            1992      454,500              --                --             29,679
Philip G. Hug................................    1994      351,927              --             5,000             12,177
Corporate Executive                              1993      324,633              --             5,000             21,114
Vice President                                   1992      292,900              --                --             19,127
Jay O. Livingston............................    1994      348,233              --             5,100             12,047
Corporate Executive                              1993      294,039              --             5,000             19,124
Vice President                                   1992      267,650              --                --             17,408
J. Carson Quarles............................    1994      322,687              --                --            676,553
President, Southwestern                          1993      305,681              --             5,000             19,882
Region of the Bank                               1992      287,850              --                --             18,797
Rodger W. Fauber.............................    1994      298,144              --             5,000             10,307
President, Western                               1993      278,433              --             5,000             18,109
Region of the Bank                               1992      252,500              --                --             16,423

(1) No cash bonus payments.
(2) All benefits which might be considered of a personal nature did not exceed the lesser of $50,000 or 10% of total annual salary for the named executive officer in the table.
(3) Includes for 1994 (a) Company contributions to (i) the Stock and Thrift Plan and (ii) a companion non-qualified plan (Mr. Saine, $16,625; Mr. Miller, $18,426; Mr. Hug, $10,558; Mr. Livingston, $10,447; Mr. Quarles, $9,681; and
    Mr. Fauber, $8,945), (b) Company group insurance payments for individual employees (Mr. Saine, $1,590; Mr. Miller, $2,727; Mr. Hug, $1,619; Mr. Livingston, $1,600; Mr. Quarles, $1,498; and Mr. Fauber, $1,362), and (c) $665,374 accrued for Mr. Quarles under an arrangement that continues his current salary for a two year period following his leaving active employment on December 31, 1994.
                                       11

STOCK AND THRIFT PLAN
     Under the Stock and Thrift Plan, a qualified plan, and a companion non-qualified plan (the "Thrift Plan"), employees of the Company and its subsidiaries (the "Employer") who have completed six months of employment may participate. Participants may contribute up to 6% of annual compensation, and the Employer contributes an amount at least equal to 50% of the participant's contribution. The Thrift Plan provides that upon achieving certain defined return on equity ratios, an amount up to an additional 50% of the participant's contribution may be made by the Employer. For 1994, no additional contributions were made on behalf of any participant.
RETIREMENT PLAN
                               PENSION PLAN TABLE

                                                                      YEARS OF SERVICE
                 REMUNERATION                        15          20          25          30          35
$125,000.......................................   $ 59,198    $ 68,514    $ 77,830    $ 87,146    $ 96,462
 200,000.......................................     95,948     111,264     126,580     141,896     157,212
 300,000.......................................    144,948     168,264     191,580     214,896     238,212
 400,000.......................................    193,948     225,264     256,580     287,896     319,212
 500,000.......................................    242,948     282,264     321,580     360,896     400,212
 600,000.......................................    291,948     339,264     386,580     433,896     481,212
 700,000.......................................    340,948     396,264     451,580     506,896     562,212
 800,000.......................................    389,948     453,264     516,580     579,896     643,212
 900,000.......................................    438,948     510,264     581,580     652,896     724,212

     The Company has a non-contributory, tax qualified retirement plan (the "Retirement Plan") for full-time and regular part-time employees of the Company and its subsidiaries. Benefits are based on an employee's salary for the highest five consecutive years and usually are distributable at age 65. The benefits are computed on a straight-line annuity basis and are not reduced for Social Security benefits or any other offset amounts. The Retirement Plan provides for 100% vesting after 5 years, for early retirement at age 55 after 10 years of vested service and for the payment of benefits to the surviving spouse of an employee. Depending on the deceased participant's service, payments to a surviving spouse equal either 100% or 50% of the employee's benefits. Because the Retirement Plan is a defined benefit plan under which benefits vary with years of service, average annual salary during a specified period, and age at retirement, the costs under the Retirement Plan are not included in the foregoing Summary Compensation Table. The Pension Plan Table shows the estimated annual benefit payable upon retirement based on specified remuneration and years of credited service classifications, assuming a participant retired on December 31, 1994. The Pension Plan Table and Summary Compensation Table may be used to estimate pension benefits for each of the named executive officers based on their credited years of service as of December 31, 1994: Mr. Miller, 22 years; Mr. Hug, 21 years; Mr. Livingston, 20 years; Mr. Quarles, 8 years and Mr. Fauber, 29 years. Pension benefits for Mr. Saine, with 35 credited years of service prior to his death in August, 1994, are payable to his surviving spouse.
     Benefits payable under the Company's ESRP, described below, have been added to the pension amounts in the table. The IRS limit on annual benefits payable from defined benefit plans will be $120,000 for 1995. This amount is tied to changes in the Consumer Price Index and may increase in the future. The Tax Reform Act of 1986 imposes additional limits on the maximum benefits under defined benefit plans.
ESRP
     The Company maintains an Executive Supplemental Retirement Plan (the "ESRP"), a non-qualified, unfunded defined benefit plan for executives designated by the Benefits Committee appointed by the Board. Current executives covered by the ESRP include certain persons named in the Summary Compensation Table above as well as sixteen other executives. The annual benefit equals 25% of the executive's salary at age 62 even though the executive may retire at a later age. If early retirement is elected, pursuant to the provisions of the Company's Retirement Plan, the benefit is 25% of the executive's salary at that time. Should the executive's employment terminate due to death or disability, the benefit to the executive or such deceased executive's beneficiary is 25% of the executive's salary at that time. The ESRP benefit is payable for twenty years certain when payout begins. All participating executives accumulate unfunded, unvested benefits while actively employed; however, benefits are forfeited if the executive's employment is terminated for any reason other than retirement, death, disability or a change in control of the Company.
EMPLOYMENT ARRANGEMENTS
     The Company has employment agreements with certain executive officers, including Messrs. Miller, Hug, Livingston and Fauber that become effective upon a change in control of the Company. The Company or its successor agrees to continue these officers in its employ for a term of three years after the date of a change in control. During the contract term these officers will retain commensurate authority and responsibilities and compensation benefits. They will receive base salaries at least equal to the highest monthly salary paid within one year and bonuses at least equal to the highest annual bonus paid within three years prior to the change in control. If the officer's employment during the three-year
                                       13
term is terminated other than for cause or disability as defined in the agreements or if the officer should terminate employment because a material term of the contract is breached by the Company, the officer will be entitled to a lump sum payment, in cash, within fifteen days after the date of termination. This lump sum will be equal to three times the sum of the officer's base salary, annual bonus and performance award rights, if any, at the date of termination.
     The Company's agreement with Mr. Quarles, who retired from active employment as the President of the Bank's Southwestern Region on December 31, 1994, provides for his acting as a consultant to the Bank until December 31, 1996 at his year-end 1994 salary.
     If there is a change in the control of the Company, in order to ensure that accrued benefits will be paid as required by the ESRP, the Company immediately will make a lump-sum contribution to a trustee, or under certain circumstances to participants, in an amount sufficient to pay anticipated benefits under the ESRP. The Company is the owner of insurance policies on the lives of the participating executives under which it will recover certain benefit costs incurred upon the death of a participant. Total cost to the Company for 1994 for
the ESRP was approximately $        .
     As stated above, certain officers, including the individuals listed in the Summary Compensation Table, have employment agreements that become effective upon a change in control of the Company. Because of Section 280G of the Internal Revenue Code lump-sum payments under such agreements may subject an officer to excise taxes. The agreements were amended in 1990 to hold an officer harmless from any and all excise taxes levied on any payment caused by a change in control. Such payments may be determined to be non-deductible by the Company for federal income tax purposes under said section.
                                       14

STOCK OPTIONS
     The Company has stock options plans which expire in various years to 2004. These plans provide for the granting of options to eligible employees of the Company and its subsidiaries to purchase shares of the Company's Common Stock.
     The following table reflects grants of stock options made during the year ended December 31, 1994 for each of the executive officers listed in the Summary Compensation Table.
                            OPTIONS GRANTED IN 1994

                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                                                                                 ANNUAL RATES OF
                                                                                                   STOCK PRICE
                                                                                                  APPRECIATION
                                               % OF TOTAL                                      FOR OPTION TERM (2)
                               NUMBER OF        OPTIONS                                       5% ($)       10% ($)
                              SECURITIES        GRANTED                                      (ASSUMES      (ASSUMES
                              UNDERLYING      TO EMPLOYEES       EXERCISE                    A COMMON      A COMMON
                                OPTIONS        IN FISCAL        PRICE PER       EXPIRATION   PRICE OF      PRICE OF
           NAME               GRANTED (1)         YEAR          SHARE ($)         DATE       $45.61)       $72.62)
Lewis N. Miller, Jr.             20,000            4.3%           $28.00        11/08/04     $352,181     $  892,496
Philip G. Hug                     5,000            1.1%            28.00        11/08/04       88,045        223,124
Jay O. Livingston                 5,000            1.1%            28.00        11/08/04       88,045        223,124
                                    100             --             24.50        12/30/04        1,541          3,905
J. Carson Quarles                    --             --                --              --           --             --
Rodger W. Fauber                  5,000            1.1%            28.00        11/08/04       88,045        223,124

(1) The exercise price for each option is equal to the fair market value per share of the Common Stock on the grant date. All options are currently exercisable during the ten year life of the options except for 12,858 shares of Mr. Miller's options, which are exercisable as follows: 3,571 shares become first exercisable on January 1 in each of 1996, 1997 and 1998, and the balance of 2,145 shares become first exercisable on January 1, 1999.
(2) The amounts shown are the result of calculations at 5% and 10% assumed rates of appreciation as suggested by the Securities and Exchange Commission rules. No assurance can be given that the actual value, if any, realized by an executive upon the exercise of these options will approximate the values shown. To put these hypothetical values into perspective, the following is provided:

                                                                        ANNUAL RATE OF STOCK PRICE
                                                                               APPRECIATION
                                                                           5%               10%
Resulting stock price based on $28.00 grant price                     $      45.61     $        72.62
Gain per share                                                               17.61              44.62
Aggregate gain that would be realized by all shareholders (based
  on 39,267,854 outstanding on the grant date November 9, 1994)        691,506,909      1,752,131,645
Aggregate hypothetical gain on all 1994 options granted to the
  named executive officers if the resulting prices are achieved            617,857          1,565,773
Aggregate hypothetical gain on all 1994 options granted to the named executive officers as a percentage of all shareholders'
  gains                                                                       0.09%              0.09%

     The following table shows, for each of the executive officers listed in the Summary Compensation Table, the number of shares acquired upon exercise of existing options during 1994 and the value realized, plus the number and value at December 31, 1994 of unexercised options.
                     AGGREGATED OPTION/SAR (1) EXERCISES IN
               LAST FISCAL YEAR AND FY-END OPTION/SAR (1) VALUES

                                                               NUMBER OF
                                                              SECURITIES
                                                              UNDERLYING             VALUE OF
                                                              UNEXERCISED           UNEXERCISED
                                                                OPTIONS            IN-THE-MONEY
                                SHARES                         AT FISCAL         OPTIONS AT FISCAL
                              ACQUIRED ON      VALUE         YEAR END (#)          YEAR END ($)
                               EXERCISE       REALIZED       EXERCISABLE/          EXERCISABLE/
           NAME                   (#)           ($)          UNEXERCISABLE       UNEXERCISABLE (2)
Carroll L. Saine (3)             26,000       $470,298                    --                 --
Lewis N. Miller, Jr.             27,925        541,244        $99,854/12,858        $ 763,980/0
Philip G. Hug                    23,338        496,722           53,237/0             455,021/0
Jay O. Livingston                 2,500         33,712           74,500/0             709,159/0
J. Carson Quarles                 9,450        174,562           59,449/0             588,732/0
Rodger W. Fauber                  9,150        156,587           60,850/0             555,812/0

(1) The Company has no SARs.
(2) The value is the excess of the market value of Common Stock at December 31, 1994 ($24.25) over the option exercise price.
(3) Information on Mr. Saine is provided only through the date of his death in August, 1994.
                                       16

PERFORMANCE GRAPH
     The following performance graph compares the cumulative total shareholder returns for the Company as compared with the S&P 500 Index and the KBW 50* Index for the Company's last five years. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1989 and that all dividends were reinvested.
               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN**
  AMONG CENTRAL FIDELITY BANKS, INC., THE S & P 500 INDEX AND THE KBW 50 INDEX

                               INSERT GRAPH HERE

                         TOTAL RETURN - DATA SUMMARY


                                                   Cumulative Total Return
                                              1990    1991   1992  1993   1944  9B4BNCFB
Central Fid Bks Inc.     CFBS           100    91     208     234   240   217   02/07/95
S&P                      1500           100    97     126     136   150   152   9B4BB500
KBW 50                   IKBW           100    72     114     145   153   145   9B4BBKBW



     * THE KBW 50 IS AN INDEX COMPRISED OF 50 BANKING COMPANIES, INCLUDING ALL THE MONEY CENTER BANKS AND MOST LARGE REGIONAL BANKS. IT HAS BEEN DEVELOPED BY KEEFE, BRUYETTE & WOODS, A NEW YORK SECURITIES FIRM WHICH SPECIALIZES EXCLUSIVELY IN THE BANKING AND THRIFT INDUSTRY. THE KBW 50 IS CONSIDERED MORE REPRESENTATIVE OF PRICE PERFORMANCE OF THE MAJOR BANKING COMPANIES IN AMERICA.
     ** ASSUMES $100 INVESTED ON DECEMBER 31, 1989 IN STOCK OR INDEX AND THAT
        DIVIDENDS WERE REINVESTED.
                                       17

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS WITH MANAGEMENT
     During the past year some nominees, directors and executive officers of the Company, their affiliates and members of their immediate families were customers of, and had borrowing transactions with, the Company's principal banking subsidiary in the normal course of business. All outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.
                  PROPOSAL TO ADOPT 1995 STOCK INCENTIVE PLAN
BACKGROUND
     During 1994, the Company undertook an extensive review of its compensation programs and practices including its existing stock option plans. The Company has historically awarded stock options to employees at all levels to encourage their ownership and retention of the Company's Common Stock. These option plans are consistent with the Board's and management's philosophy that ownership of Company stock by all employees significantly contributes to the long term success of the Company and the total return to shareholders. More than 65% of all stock options granted under the plans since 1988 were awarded to employees of the Company who were not executive officers.
     The Board at its January, 1995 meeting approved the adoption of the Company's 1995 Stock Incentive Plan (the "Plan") subject to its approval at the 1995 Annual Meeting of Shareholders. Management believes that the Plan will foster the long term success of the Company by authorizing the grant of Awards, as described below, to attract, motivate and retain the services of skilled and dedicated employees. The Plan is designed to provide, among other things, more flexibility in the use of stock options and stock related performance based awards that will appropriately compensate employees who contribute to the Company achieving specific financial goals. Although the Plan is similar in form to plans adopted by other major financial institutions, the Company authorizes incentives to a broader base of employees than is common for plans of this kind. The Committee believes that this type of incentive compensation will focus all employees' attention on the long-term financial performance and growth of the Company.
     The Plan will become effective May 10, 1995, subject to shareholder approval. The Plan will terminate on May 9, 2005, unless terminated earlier by the Board. Awards granted under the Plan prior to termination will continue in effect after such termination until they expire or terminate pursuant to their terms.
     The principal features of the Plan are summarized below. Capitalized terms not otherwise defined in the following description shall have the same meaning as ascribed to them in the Plan unless the context otherwise requires. The summary is qualified by reference to the complete text of the Plan, which is attached to this Proxy Statement as Exhibit A.
ELIGIBILITY
     All present and future employees of the Company or its subsidiaries are eligible to receive Awards under the Plan. At March 1, 1995, there were approximately 3,300 employees eligible for Awards under the Plan.
                                       18

PLAN ADMINISTRATION
     The Plan will be administered by the Compensation Committee (the "Committee") of the Board which shall have the sole and complete authority to determine the terms and conditions of Awards; to construe and interpret Agreements and the Plan; to establish, amend, or waive rules and regulations for Plan administration; to accelerate the exercisability of any Award, the end of a Performance Period or the termination of any Period of Restriction; and to take any other action necessary or advisable for Plan administration. No Committee member will be eligible to participate in the Plan.
DESCRIPTION OF THE PLAN
     A maximum of 1,750,000 shares of Common Stock is authorized for issuance pursuant to Awards made under the Plan, subject to adjustment in the event of a stock split, stock dividend or other change in the Common Stock as set forth in the Plan. An Award under the Plan may consist of a grant of Incentive Stock Options ("ISOs"), Nonqualified Stock Options ("NQSOs"), Stock Appreciation Rights ("SARs"), Restricted Stock Performance Units, Performance Shares or Other Stock Unit Awards. No more than one-third of the total number of shares authorized under the Plan may be issued in connection with Restricted Stock Awards, Performance Awards or Other Stock Unit Awards. Awards relating to no more than 50,000 shares of Common Stock may be granted to any single employee in any twelve month period while the Plan is in effect. If an Award terminates, expires or lapses unexercised, any unissued shares allocated to such Award may be subjected again to an Award.
     The Common Stock is quoted on The Nasdaq National Market, and on
                         , 1995, the last sale price was $       . No Awards had
been granted under the Plan as of                          , 1995.
     Awards under the Plan may be made in one or more of the following forms:
     1. STOCK OPTIONS
          Options to purchase shares of the Company's Common Stock granted under the Plan may be ISOs or NQSOs. The option price of Common Stock covered by an ISO may not be less than 100 percent (110 percent in the case of a shareholder possessing more than 10 percent of the total combined voting power of all classes of stock) of the fair market value of the Common Stock on the date of the option grant. The option price of Common Stock covered by an NQSO also may not be less than 100 percent of the fair market value of the Common Stock on the date of grant.
          The number of shares of Common Stock subject to ISOs that will be granted by the Committee to any employee is in the sole discretion of the Committee; provided, however, that Common Stock (determined at the time of the Award) subject to an employee's first exercise of ISOs under the Plan during any calendar year may not exceed $100,000 or the amount specified in
     Section 422 of the Internal Revenue Code and rules and regulations thereunder.
          Options may only be exercised at such times as may be specified by the Committee, provided, however, that ISOs may not be exercised after ten years from the date on which the ISO was granted. The Plan does not set a limit on the period during which NQSOs may be exercised. No option granted under the Plan shall be exercisable within the first six months from the date it is granted, except in the case of a Participant who becomes disabled or dies or, under certain circumstances, in the case of an option which becomes exercisable as a result of a change of control as defined in the Plan.
                                       19

     2. STOCK APPRECIATION RIGHTS
          The Committee may award SARs under the Plan either with or without related options and, if related to an option, either in tandem with, or in addition to, the option. Further, the Committee may impose such conditions upon the exercise of SARs as the Committee deems appropriate. When the SAR is exercised, the holder may elect to receive an amount equal to the difference between (i) the fair market value on the date of exercise of the Common Stock covered by the exercised portion of the SAR and (ii) the exercise price of the Common Stock under the related option, or if not related to an option, the fair market value of Common Stock on the date the SAR was awarded. The Committee may limit the amount which can be received when a SAR is exercised. When a SAR related to and in tandem with an option is exercised, the underlying option will no longer be exercisable for the number of shares of Common Stock covered by the exercised portion of the SAR. Similarly, when an option is exercised, any SAR related to, and in tandem with, the option will no longer be exercisable. If, however, the SAR is in addition to a related option, the exercise of the SAR will not reduce the number of shares for which the option may be exercised and vice versa. The Company's obligation arising upon exercise of a SAR may be paid in Common Stock or in cash, or in any combination of the two, as the Committee may determine.
          SARs may be exercised only when the underlying option is exercisable or, if there is no underlying option, at such times as may be specified by the Committee. No SAR may be exercised within the first six months from the date it is granted, except in the case of a Participant who becomes disabled or dies or, under certain circumstances, in the case of a Change in Control.
     3. RESTRICTED STOCK
          The Committee may award Restricted Stock under the Plan in such amounts as the Committee may determine in accordance with the Plan. Each Restricted Stock grant shall be subject to an Agreement that shall specify the Period of Restriction and other terms and conditions, restrictions, and performance criteria specified by the Committee in accordance with the Plan. No shares of Restricted Stock granted to a Participant may be sold, transferred, pledged, assigned or otherwise alienated until the restrictions on such shares shall have lapsed or been removed under the provisions of the Plan. If a holder of Restricted Stock ceases to be employed by the Company, he will forfeit any shares of Restricted Stock on which the restrictions have not lapsed or otherwise been removed.
          The Period of Restriction for shares of Restricted Stock must be at least twelve months from the date of grant, except in the case of a Participant who dies or becomes disabled or, under certain circumstances, in the case of a change in control.
     4. PERFORMANCE AWARDS AND OTHER STOCK UNIT AWARDS
          In addition to stock options, SARs and Restricted Stock, the Committee may grant to Participants Performance Awards, the value of which is determined by the fair market value of the Company's Common Stock ("Performance Shares") or the attainment of preestablished goals relating to the Company's financial or operating performance ("Performance Units"). The Committee may also grant to Participants other stock awards that are valued by reference to the Company's Common Stock or other securities ("Other Stock Unit Awards"). The Committee has discretion in determining the Performance Units, Performance Shares and Other Stock Unit Awards granted to a Participant, the goals to be achieved (including whether the goals are absolute or measured against the performance of other companies), the time period during which the goals must be met,
                                       20
     and the other terms and conditions applicable to the grant of the Award. The Performance Period for Performance Units and Performance Shares may not be less than twelve months from the date of the Award. The Company's obligation arising upon the attainment of the goals underlying Performance Units or Performance Shares may be paid in cash or shares of Common Stock, or in any combination of the two, as the Committee may determine.
          No Performance Units or Performance Shares granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated, except by will or by the laws of descent and distribution. No Performance Units or Performance Shares granted to a Participant under the Plan shall be exercisable within the first twelve months from the date it is granted except, under certain circumstances, in the case of a change in control. Until Awards as described above are granted by the Committee, the actual benefits or amounts that will be received by or allocated to eligible employees are not determinable.
TRANSFERABILITY OF AWARDS
     The Committee may permit the transferability of NQSOs, free standing SARs and tandem and additive SARs that are related to NQSOs. This authority is intended primarily to facilitate transfers to family members for estate planning purposes. Otherwise, no options, SARs, Performance Units or Performance Shares granted under the Plan, and during the applicable period of restrictions, no shares of Restricted Stock or any Other Stock Unit Awards may be sold, transferred, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution. All rights granted to a Participant under the Plan will be exercisable during his lifetime only by such Participant, or his guardian or legal representative. Upon the death of a Participant, his personal representative or beneficiary may exercise his rights under the Plan.
CHANGE IN CONTROL
     In the event of a Change in Control, the Committee, may cause (i) each Option then outstanding under the Plan to become fully exercisable, (ii) all restrictions and conditions related to grants of Restricted Stock to be satisfied or released, and (iii) the acceleration or release of any or all restrictions or conditions related to an Award, as specified in the Plan. AMENDMENT OF THE PLAN AND INCENTIVE AWARDS
     The Board may terminate, amend or modify the Plan as it deems advisable; provided that the shareholders of the Company must approve any amendment as required under the Internal Revenue Code, Section 16 of the Securities Exchange Act of 1934, or as stipulated by any other regulatory agency having authority with respect to such matters. Awards granted under the Plan may be amended with the consent of the Participant so long as the amended Award is consistent with the terms of the Plan.
FEDERAL INCOME TAX CONSEQUENCES
     An employee will not incur federal income tax when he is granted an NQSO, ISO, SAR, Restricted Stock, Performance Shares, Performance Unit or Other Stock Unit Award. Upon exercise of an NQSO or a SAR, an employee generally will recognize ordinary income, which is subject to income tax withholding by the Company, equal to the difference between the fair market value of the Common Stock on the date of the exercise and the exercise price of the option. When an employee exercises an ISO, he generally will not recognize income, unless he is subject to the alternative minimum tax.
                                       21

     An employee may deliver shares of Common Stock instead of cash in payment of the exercise price of an ISO or NQSO without having to recognize taxable gain (except in some cases with respect to "statutory option stock" described below) on any appreciation in value of the shares delivered. However, if an employee delivers shares of "statutory option stock" in satisfaction of all, or any part, of the exercise price under an ISO, and if the applicable holding periods of the "statutory option stock" have not been met, he will be considered to have made a taxable disposition of the "statutory option stock." "Statutory option stock" is stock acquired upon the exercise of incentive stock options or under a stock purchase plan qualified under Section 423 of the Internal Revenue Code.
     In general, a Participant who has received shares of Restricted Stock, Performance Shares, Performance Units or Other Stock Unit Awards under the Plan will include in his gross income as compensation an amount equal to the fair market value of the shares, or cash amount in the event of nonstock awards, at the time the restrictions lapse or are removed or performance requirements met. Such amount will be included in income in the tax year in which such event occurs. The income recognized will be subject to income tax withholding by the Company. The Plan permits a Participant to deliver already owned Common Stock or to have a portion of the shares the Participant would otherwise acquire under an Award withheld to cover the Participant's tax liability.
     The Company usually will be entitled to a business expense deduction at the time and in the amount that the recipient of an Award recognizes ordinary compensation income associated with the Award. As stated above, this usually occurs upon exercise of NQSOs and SARs and, with respect to Restricted Stock, Performance Shares, Performance Units or Other Stock Unit Awards, when the restrictions lapse or are removed or other performance requirements met. In some cases, such as with the exercise of an NQSO, the Company's deduction may be contingent upon the Company's meeting withholding tax requirements. No deduction is allowed in connection with an ISO, unless the employee disposes of Common Stock received upon exercise in violation of the holding period requirements. There also can be circumstances when the Company may not be entitled to a deduction for certain transfers of Common Stock or payments to an employee upon the exercise of an incentive award that has been accelerated as a result of a Change of Control.
     In addition to the limitations described above on the Company's right to a corresponding business expense deduction, recent tax legislation generally imposes a $1 million limitation on the amount of annual compensation deduction allowable to a publicly held company in respect of its chief executive officer and its other four most highly paid executive officers. An exception is provided for "performance based" compensation if certain shareholder approval and outside director administration requirements are satisfied. Because of certain interpretational issues under the new statute, and in the absence of final Internal Revenue Service regulations, there can be no assurance that Awards under the Plan will qualify for this exception. Proposed regulations would include stock options and stock appreciation rights, but exclude restricted stock, from the exception.
VOTE REQUIRED FOR APPROVAL OF THE 1995 STOCK INCENTIVE PLAN
     The affirmative vote of a majority of the shares of Common Stock which are present in person or by proxy at the Meeting is required for approval of the 1995 Stock Incentive Plan.
     THE BOARD OF DIRECTORS BELIEVES THAT ADOPTION OF THE 1995 STOCK INCENTIVE PLAN IS IN THE BEST INTERESTS OF THE SHAREHOLDERS AND THE COMPANY AND RECOMMENDS A VOTE "FOR" THE PLAN.
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SECTION 16 TRANSACTIONS
     Under Section 16(a) of the Securities Exchange Act of 1934, directors and executive officers of the Company are required to file reports with the Securities and Exchange Commission and with the Company of their beneficial ownership and changes in ownership of Common Stock.
     Based solely on a review of the forms that were filed with it and representations of the directors and executive officers, the Company believes that all required forms were timely filed for the year 1994 and for prior years with the exception of the untimely filing of a Form 4 report by William J. Foster, III, an executive officer, disclosing an option exercise and corresponding sale of 1,200 shares of Common Stock which were timely reported on a Form 144.
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
     The accounting firm of KPMG Peat Marwick has been selected to audit the consolidated financial statements of the Company for 1995. Representatives of such accounting firm are expected to be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
INFORMATION RELATING TO SHAREHOLDER PROPOSALS
     In the event shareholders of the Company intend to make any proposals to be presented at the next annual meeting of shareholders of the Company to be held in May, 1996 (or such date as shall be designated by the Board), such proposals must be received at the Company's principal executive offices at 1021 E. Cary Street, Richmond, Virginia, 23219, Attn: William N. Stoyko, not less than 120
days prior to         , 1996 in order for such proposals to be included in the
Company's proxy statement and form of proxy relating to such meeting.
OTHER MATTERS
     Management has no knowledge of any other matters which may come before the Meeting and does not itself intend to present any such other matters. However, if any such matters shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote those shares represented by the accompanying proxy in accordance with their own best judgment.
                                           By Order of the Board of Directors,
                                                    WILLIAM N. STOYKO
                                                        SECRETARY
March   , 1995
                                       23

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                                                                       EXHIBIT A
                           1995 STOCK INCENTIVE PLAN
                                   ARTICLE I.
                      ESTABLISHMENT, PURPOSE, AND DURATION
     1.1 ESTABLISHMENT OF THE PLAN. Central Fidelity Banks, Inc. (hereinafter referred to as the "Company"), a Commonwealth of Virginia corporation, hereby establishes an incentive compensation plan to be known as the "1995 Stock Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document. Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1 herein. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Awards in the form of Performance Units and Performance Shares, and Other Stock Unit Awards.
     The Plan was adopted by the Board of Directors on January 11, 1995, and shall become effective as of May 10, 1995 (the "Effective Date"), subject to the approval by vote of shareholders of the Company in accordance with applicable laws. Awards may be granted prior to shareholder approval of the Plan, but each such Award shall be subject to the approval of the Plan by the shareholders.
     1.2 PURPOSE OF THE PLAN. The Plan is intended to foster the success of the Company and its subsidiaries by providing incentives to Eligible Employees to promote the long-term financial success of the Company. The Plan is designed to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Eligible Employees upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent.
     1.3  DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to
Article XII herein, until May 9, 2005, at which time it shall terminate except with respect to Awards made prior to, and outstanding on, that date, which shall remain valid in accordance with their terms.
                                  ARTICLE II.
                                  DEFINITIONS
     2.1 DEFINITIONS. Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:
          (a) "AFFILIATE" shall have the meaning ascribed to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exhange Act").
          (b) "AGREEMENT" means a written agreement implementing the grant of each Award signed by an authorized officer of the Company and by the Participant.
          (c) "AWARD" means individually or collectively, a grant under this
     Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units, Performance Shares, or Other Stock Unit Awards.
          (d) "AWARD DATE" or "GRANT DATE" means the date on which an Award is made by the Committee under this Plan.
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          (e) "BENEFICIAL OWNER" shall have the meaning ascribed to such term in
     Rule 13d-3 under the Exchange Act.
          (f) "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.
          (g) "CHANGE IN CONTROL" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:
             (i) Any person, corporation or other entity or group, including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, other than (A) those persons in control of the Company on the Effective Date, (B) any person or group acquiring securities of the Company directly from the Company, or (C) a trustee or other fiduciary holding securities of the Company under an employee benefit plan sponsored or maintained by the Company or its Subsidiaries, becomes the beneficial owner of shares of the Company having 10% or more of the total number of votes that may be cast for the election of directors of the Company; or
             (ii) As the result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing (a "Transaction"), the persons who were directors of the Company before the Transaction shall, following the Transaction, cease to constitute a majority of the Board of Directors of the Company or any successor to the Company or its assets; or
             (iii) If at any time, (w) the Company shall consolidate with, or merge with, any other Person and the Company shall not be the continuing or surviving corporation, (x) any Person shall consolidate with, or merge with, the Company, and the Company shall be the continuing or surviving corporation and in connection therewith, all or part of the outstanding Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (y) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a Subsidiary of any other Person, or
        (z) the Company shall sell or otherwise transfer 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons.
          (h) "CODE" means the Internal Revenue Code of 1986, as amended from time to time.
          (i) "COMMITTEE" means the Executive Compensation Committee of the Board or such other committee as the Board may from time to time appoint to administer the Plan.
          (j) "COMPANY" means Central Fidelity Banks, Inc. including all Affiliates and Subsidiaries, or any successor thereto as provided in
     Article XIV herein.
          (k) "ELIGIBLE EMPLOYEE" means any officer or other employee of the Company or its Subsidiaries (including any entity that becomes a Subsidiary after the adoption of this Plan). Eligible Employee does not include directors of the Company who are not also employees of the Company or its Subsidiaries.
          (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.
          (m)  "FAIR MARKET VALUE" on a particular date means as follows:
             (i) If the Stock is approved for trading on NASDAQ, the mean between the high and low sales prices of a share of Common Stock as reported for such date in the WALL STREET JOURNAL with regard to NASDAQ issues; or
                                      A-2

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             (ii) If the Stock is not approved for trading on NASDAQ but is listed or admitted to trading on a national securities exchange, the mean between the high and low sales prices of a share of Stock in consolidated trading as reported for such date in the WALL STREET JOURNAL with regard to securities listed or admitted to trading on such national securities exchange; or
             (iii) If in (i) or (ii) above, as applicable, there were no sales on such date reported as provided above, the respective prices on the most recent prior day on which sales were so reported.
     In the case of an Incentive Stock Option, if the foregoing method of determining fair market value should be inconsistent with section 422 of the Code, "Fair Market Value" shall be determined by the Committee in a manner consistent with such section of the Code and shall mean the value as so determined.
          (n) "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Stock, granted under Article VI herein, which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code.
          (o) "NONQUALIFIED STOCK OPTION" or "NQSO" means an option to purchase Stock, granted under Article VI herein, which is not intended to be an Incentive Stock Option.
          (p) "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option.
          (q) "OTHER STOCK UNIT AWARD" means awards of Stock or other awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other securities of the Company and granted pursuant to
     Article X hereof.
          (r) "PARTICIPANT" means an Eligible Employee who has been granted an Award under the Plan.
          (s) "PERFORMANCE AWARD" means a performance-based Award, which may be in the form of either Performance Shares or Performance Units.
          (t) "PERFORMANCE SHARE" means an Award, designated as a performance share, granted to a Participant pursuant to Article IX herein, the value of which is determined by the Fair Market Value of Company Stock in a manner deemed appropriate by the Committee and described in the Agreement.
          (u) "PERFORMANCE UNIT" means an Award, designated as a performance unit, granted to a Participant pursuant to Article IX herein, the value of which is determined, in whole or in part, by the attainment of preestablished goals relating to Company financial or operating performance as deemed appropriate by the Committee and described in the Agreement but which is not determined by reference to the Fair Market Value of Common Stock.
        (v) "PERIOD OF RESTRICTION" means the period during which the transfer of Shares of Restricted Stock is restricted, pursuant to Article VIII herein.
        (w) "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).
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          (x)  "PLAN" means the Central Fidelity Banks, Inc. 1995 Stock
     Incentive Plan as herein described and as hereafter from time to time amended.
          (y) "RELATED OPTION" means an Incentive Stock Option or a Non-qualified Stock Option granted in conjunction with the grant of a Stock Appreciation Right.
          (z) "RESTRICTED STOCK" means an Award of Stock granted to a Participant pursuant to Article VIII herein.
          (aa) "SECRETARY" means the officer designated as the Secretary of the Company.
          (bb)  "STOCK" or "SHARES" means the common stock of the Company.
          (cc) "STOCK APPRECIATION RIGHT" or "SAR" means an Award, designated as Stock Appreciation Right, granted to a participant pursuant to Article VII herein.
          (dd) "SUBSIDIARY" shall mean, with respect to any corporation, a subsidiary of that corporation within the meaning of Code section 424(f).
                                  ARTICLE III.
                                 ADMINISTRATION
     3.1 GENERAL. The Plan shall be administered by a committee of the Board consisting of two or more directors appointed from time to time by the Board. No person shall be appointed to or shall serve as a member of such committee unless at the time of such appointment and service he shall be a "disinterested person," as defined in SEC Rule 16b-3 and an "outside director," within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986 as amended by the Omnibus Budget Reconciliation Act of 1993. Notwithstanding the foregoing, the Board may, in its discretion, delegate to another committee of the Board any or all of the authority and responsibility of the Committee with respect to awards to employees who are not subject to Section 16 of the Exchange Act at the time any such delegated authority or responsibility is exercised. Such other committee may consist of two or more directors who may, but need not, be officers or employees of the Company or of any of its Subsidiaries. To the extent that the Board has delegated to such other committee the authority and responsibility of the Committee pursuant to the foregoing, all references to the Committee in the Plan shall be to such other committee.
     3.2 COMMITTEE POWERS. The Committee shall have all powers necessary or desirable to administer the Plan. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made and exercised; (ii) to determine all terms and provisions of each Agreement, which need not be identical; (iii) to construe and interpret the Agreements and the Plan; (iv) to establish, amend, or waive rules or regulations for the Plan's administration; (v) to accelerate the exercisability of any Award, the end of a Performance Period or termination of any Period of Restriction; and (vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.
     3.3 SELECTION OF PARTICIPANTS. The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Eligible Employees as may be selected by it. Each Award shall be evidenced by an Agreement.
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
     3.4 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding.
     3.5 RULE 16B-3 REQUIREMENTS; CODE SECTION 162(M). Notwithstanding any other provision of the Plan, the Committee may impose such conditions on any Award, and the Board may amend the Plan in any such respects, as they may determine, on the advice of counsel, are necessary or desirable to satisfy the provisions of Rule 16b-3, as amended (or any successor or similar rule), under the Exchange Act. Any provision of the Plan to the contrary notwithstanding, and except to the extent that the Committee determines otherwise: (a) transactions by and with respect to officers and directors of the Company who are subject to
Section 16(b) of the Exchange Act (hereafter, "Section 16 Persons") shall comply with any applicable conditions of SEC Rule 16b-3; (b) transactions with respect to persons whose remuneration is subject to the provisions of Section 162(m) of the Code shall conform to the requirements of Section 162(m)(4)(C) of the Code; and (c) every provision of the Plan shall be administered, interpreted and construed to carry out the foregoing provisions of this sentence. Notwithstanding any provision of the Plan to the contrary, the Plan is intended to give the Committee the authority to grant Awards that qualify as performance-based compensation under Code Section 162(m)(4)(C) as well as Awards that do not so qualify. Every provision of the Plan shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded; and any provision of the Plan that would prevent an Award that the Committee intends to qualify as performance-based compensation under Code
Section 162(m)(4)(C) from so qualifying shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.
                                  ARTICLE IV.
                           STOCK SUBJECT TO THE PLAN
     4.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 4.4 herein, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 1,750,000. No more than one-third of the aggregate number of such Shares shall be issued in connection with Restricted Stock Awards, Performance Awards, or Other Stock Unit Awards. Further, subject to Section 4.4, the maximum Award that may be made under the Plan to any Participant in a consecutive twelve month period shall not exceed 50,000 shares. Except as provided in Sections 4.2 and 4.3 herein, the issuance of Shares in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of Shares available for future Awards under the Plan.
     4.2 LAPSED AWARDS OR FORFEITED SHARES. If any Award granted under this Plan terminates, expires, or lapses for any reason other than by virtue of exercise of the Award, or if Shares issued pursuant to Awards are forfeited, any Stock subject to such Award again shall be available for the grant of an Award under the Plan; provided that any such Stock shall be available for the grant of an Award to a Section 16 Person only if the forfeiting employee received no benefits of ownership such as dividends (but excluding voting rights) from the Stock and SEC Rule 16b-3 would in the opinion of the Committee otherwise be satisfied.
     4.3 DELIVERY OF SHARES AS PAYMENT. In the event a Participant pays the Option Price for Shares pursuant to the exercise of an Option with previously acquired Shares, the number of Shares available for future Awards under the Plan shall be reduced only by the net number of new Shares issued upon
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
the exercise of the Option; provided that the number of Shares available for future Awards to Section 16 Persons under the Plan shall be reduced only by the net number of new Shares issued upon the exercise of the Option only if Rule 16b-3 would in the opinion of the Committee be satisfied.
     4.4 CAPITAL ADJUSTMENTS. If the outstanding Shares of the Company are increased, decreased or exchanged, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split or other distribution in respect of such Shares, for a different number or kind of Shares, or if additional Shares or new or different Shares are distributed in respect of such Shares, an appropriate and proportionate adjustment shall be made by the Committee, whose determination shall be binding on all persons. The number and class of Shares subject to each outstanding Award, the Option Price and the aggregate number and class of Shares for which Awards thereafter may be made shall be subject to such adjustment. If the adjustment would produce fractional Shares with respect to any then outstanding Awards, the Committee may adjust appropriately the number of Shares covered by the outstanding Awards so as to eliminate the fractional shares. Any adjustments to be made with respect to Incentive Stock Options shall comply with sections 422 and 424 of the Code.
                                   ARTICLE V.
                                  ELIGIBILITY
     All Eligible Employees of the Company and its Subsidiaries may participate in the Plan. Directors of the Company who are not employees of the Company or its Subsidiaries are not eligible to participate.
                                  ARTICLE VI.
                                 STOCK OPTIONS
     6.1 GRANT OF OPTIONS TO ELIGIBLE EMPLOYEES. Subject to the terms and provisions of the Plan, Options may be granted to Eligible Employees at any time and from time to time as shall be determined by the Committee. Subject to
Section 4.1 above, the Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Eligible Employee, provided, however, that the aggregate Fair Market Value (determined at the time the Award is made) of Shares with respect to which an Eligible Employee may first exercise ISOs granted under the Plan during any calendar year may not exceed $100,000 or such amount as shall be specified in Section 422 of the Code and rules and regulations thereunder.
     6.2 OPTION AGREEMENT. Each Option grant shall be evidenced by an Agreement that shall specify the type of Option granted, the Option Price (as hereinafter defined), the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of Options in the event of retirement, death, disability, or other termination of employment, and such other provisions as the Committee shall determine. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or a Nonqualified Stock Option not intended to be within the provisions of Section 422 of the Code.
     6.3 OPTION PRICE. The exercise price per share of Stock covered by an Option ("Option Price") shall be determined by the Committee subject to the following limitations. In the case of an ISO, the Option Price shall not be less than 100% of the Fair Market Value of such Stock on the Grant Date or in
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the case of any optionee who, at the time such Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, not less than 110% of the Fair Market Value of such Stock on the date the Incentive Stock Option is granted. In the case of a NQSO, the Option Price shall not be less than 100% of the Fair Market Value of the Stock on the Grant Date. In no event shall the Option Price of any option be less than the par value of the Stock.
     6.4 DURATION OF OPTIONS. Each Option shall expire on the earliest of (a) ten years from the date it is granted, (b) such date as the Company's Board of Directors shall determine, (c) after the third month following the optionee's ceasing to be employed continuously by the Company or its Subsidiaries for any reason except (i) optionee's retirement at or after the then normal retirement age or earlier if approved by the Committee or (ii) optionee's disability, or
(d) twelve months after the optionee dies; provided, however, that no ISO shall be exercisable later than the tenth (10th) anniversary date of its Award Date and no Incentive Stock Option which is granted to any optionee who, at the time such Option is granted, owns Stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, shall be exercisable after the expiration of five years from the date such Option is granted.
     6.5 EXERCISABILITY. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Participants. No Option, however, shall be exercisable until the expiration of at least six months after the Award Date, except that such limitation shall not apply in the case of death or disability of the Participant, or as set forth in Article XI of this Plan.
     6.6 METHOD OF EXERCISE. Options may be exercised by the delivery of a written notice to the Company in the form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised. The Option Price shall be payable to the Company in full by the Participant who, if so provided in the Option Agreement, may: (i) deliver cash in satisfaction of all or any part of the Option Price; (ii) deliver, or cause to be withheld from the Option, Shares of Stock, valued at Fair Market Value on the date of exercise, in satisfaction of all or any part of the Option Price; or (iii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to sell immediately some or all of the Shares acquired by exercise of the Option and to promptly deliver to the Company an amount of the sale proceeds (and in lieu of or pending a sale, loan proceeds) sufficient to pay the Option Price. For purposes of payment described in (iii) above, the exercise shall be deemed to have occurred on the date the Company receives the exercise notice, accompanied by the broker instructions.
     6.7  NONTRANSFERABILITY OF OPTIONS.
          (a) Except as specifically provided in an Agreement pursuant to subsection (b) of this Section or Section 15.2 below, no Options granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. During the lifetime of a Participant to whom an Incentive Stock Option is granted, the Incentive Stock Option may be exercised only by the Participant.
          (b) In addition to nontransferable Options, the Committee may grant Nonqualified Stock Options (with or without tandem SARs) that are transferable during the lifetime of the Participant, provided that (i) no consideration is paid for the transfer and (ii) no Options granted to persons subject to Section 16 of the Exchange Act may be transferable unless and except to the extent
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     such transferability would not result in the loss of any Rule 16b-3 exemptions for nontransferable Options granted or to be granted under the Plan. The transferee of an Option shall be subject to all restrictions applicable to the Option prior to its transfer. The Agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on Stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate.
     6.8 CONTRIBUTION LIMITATIONS. No Participant shall make any elective contribution or employee contribution to the Plan (within the meaning of Treasury Regulation section 1.401(k)-1(d)(2)(iv)(B)(4)) during the balance of the calendar year after the Participant's receipt of a hardship distribution from a plan of the Company or a related party within the provisions of Code sections 414(b), (c), (m) or (o) containing a cash or deferred arrangement under section 401(k) of the Code, or during the following calendar year. The preceding sentence shall not apply if and to the extent that the Committee determines it is not necessary to qualify any such plan as a cash or deferred arrangement under section 401(k) of the Code.
     6.9 No optionee shall have any rights as a shareholder with respect to Shares subject to an Option until the date of exercise of such Option.
                                  ARTICLE VII.
                           STOCK APPRECIATION RIGHTS
     7.1 GRANT OF STOCK APPRECIATION RIGHTS. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants, at the discretion of the Committee, in any of the following forms:
          (a) In connection with the grant, and exercisable in lieu of Options ("Tandem SARs");
          (b) In connection with and exercisable in addition to the grant of Options ("Additive SARs");
          (c) Independent of the grant of Options ("Freestanding SARs"); or
          (d) In any combination of the foregoing.
     7.2 EXERCISE OF TANDEM SARS. Tandem SARs may be exercised with respect to all or part of the Shares subject to the Related Option. The exercise of Tandem SARs shall cause a reduction in the number of Shares subject to the Related Option equal to the number of Shares with respect to which the Tandem SAR is exercised. Conversely, the exercise, in whole or part, of a Related Option, shall cause a reduction in the number of Shares subject to the Tandem Option equal to the number of Shares with respect to which the Related Option is exercised. Shares with respect to which the Tandem SAR shall have been exercised may not be subject again to an Award under the Plan.
     Notwithstanding any other provision of the Plan to the contrary, a Tandem SAR shall expire no later than the expiration of the Related Option, shall be transferable only when and under the same conditions as the Related Option and shall be exercisable only when the Related Option is eligible to be exercised. In addition, if the Related Option is an ISO, a Tandem SAR shall be exercised for no more than 100% of the difference between the Fair Market Value of Shares subject to the Related Option at the time the Tandem SAR is exercised and the Option Price of the Related Option.
                                      A-8

     7.3 EXERCISE OF ADDITIVE SARS. Additive SARs shall be deemed to be exercised upon, and in addition to, the exercise of the Related Option. The deemed exercise of Additive SARs shall not reduce the number of Shares with respect to which the Related Option remains unexercised.
     7.4 EXERCISE OF FREESTANDING SARS. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon such SARs.
     7.5 OTHER CONDITIONS APPLICABLE TO SARS. No SAR granted under the Plan shall be exercisable until the expiration of at least twelve months after the Grant Date, except that such limitation shall not apply in the case of the death or disability of the Participant, or as set forth in Article XI of this Plan. In no event shall the term of any SAR granted under the Plan exceed ten years from the Grant Date. A SAR may be exercised only when the Fair Market Value of a Share exceeds either (a) the Fair Market Value per Share on the Grant Date in the case of a Freestanding SAR or (b) the Option Price of the Related Option in the case of either a Tandem or Additive SAR. A SAR shall be exercised by delivery to the Committee of a notice of exercise in the form prescribed by the Committee.
     7.6 PAYMENT UPON EXERCISE OF SARS. Subject to the provisions of the Agreement, upon the exercise of a SAR, the Participant is entitled to receive, without any payment to the Company (other than required tax withholding amounts), an amount equal to the product of multiplying (i) the number of shares with respect to which the SAR is exercised by (ii) an amount equal to the excess of (A) the Fair Market Value per Share on the date of exercise of the SAR over
(B) either (x) the Fair Market Value per Share on the Award Date in the case of a Freestanding SAR or (y) the Option Price of the Related Option in the case of either a Tandem or Additive SAR. Payment to the Participant shall be made in Shares, valued at the Fair Market Value on the date of exercise, in cash if the Participant has so elected in his written notice of exercise, or a combination thereof. To the extent required to satisfy the conditions of Rule 16b-3(e) under the Exchange Act, or any successor or similar rule, or as otherwise provided in the Agreement, the Committee shall have the sole discretion to consent to or disapprove the election of any Participant to receive cash in full or partial settlement of an SAR. In cases where an election of settlement in cash must be consented to by the Committee, the Committee may consent to, or disapprove, such election at any time after such election, or within such period for taking action as is specified in the election, and failure to give consent shall be disapproval. Consent may be given in whole or as to a portion of the SAR surrendered by the Participant. If the election to receive cash is disapproved in whole or in part, the SAR shall be deemed to have been exercised for Shares, or, if so specified in the notice of exercise and election, not to have been exercised to the extent the election to receive cash is disapproved.
     7.7 NONTRANSFERABILITY OF SARS. Unless the Committee provides otherwise pursuant to Section 6.7(b) above or 15.2 below, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.
                                 ARTICLE VIII.
                                RESTRICTED STOCK
     8.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Participants and in such amounts as it shall determine. Participants receiving Restricted Stock Awards shall
                                      A-9
not be required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services and/or until other conditions are satisfied as determined by the Committee in its sole discretion, unless required by applicable law.
     8.2 RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by an Agreement that shall specify the Period of Restriction; the conditions which must be satisfied prior to removal of the restriction; the number of Restricted Stock shares granted; and such other provisions as the Committee shall determine.
     8.3 TRANSFERABILITY. Except as provided in this Article VIII and subject to the limitation in the next sentence, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until satisfaction of performance criteria as specified by the Committee in its sole discretion and set forth in the Agreement, or upon termination of the applicable Period of Restriction. No restriction shall be removed until the expiration of at least twelve months after the Award Date, except that such limitation shall not apply in the case of death or disability of the Participant, or as set forth in Article XI of this Plan. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.
     8.4 OTHER RESTRICTIONS. The Committee shall impose such other restrictions on any shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. Alternatively, the Committee, in its sole discretion, may have shares of Restricted Stock issued without legend and held by the Secretary until such time all restrictions are satisfied.
     8.5 CERTIFICATE LEGEND. In the event the Committee elects to legend the certificates representing Restricted Stock, and in addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:
    The sale or other transfer of the shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the 1995 Incentive Stock Plan of Central Fidelity Banks, Inc., in the rules and administrative procedures adopted pursuant to such Plan, and in an Agreement dated
                             . A copy of the Plan, such rules and procedures,
    and such Restricted Stock Agreement may be obtained from the Secretary of Central Fidelity Banks, Inc.
     8.6 REMOVAL OF RESTRICTIONS. Except as otherwise provided in this Article VIII, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction and/or upon the satisfaction of other conditions as determined by the Committee in its sole discretion. Once the Shares are released from the restrictions, the Participant shall be entitled to have removed any legend that may have been placed on certificates pursuant to Sections 8.4 and 8.5 herein.
     8.7 VOTING RIGHTS. During the Period of Restriction, Participants in whose name shares of Restricted Stock are granted hereunder may exercise full voting rights with respect to those Shares.
     8.8 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants in whose name shares of Restricted Stock are granted hereunder shall be entitled to receive all dividends and
                                      A-10
other distributions paid with respect to those Shares. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were distributed.
     8.9 TERMINATION OF EMPLOYMENT DUE TO RETIREMENT. Unless otherwise provided in the Agreement, in the event that a Participant terminates his employment with the Company or one of its Subsidiaries due to retirement defined as the earlier of attaining age 65, or age 55 plus at least 10 years of service with the Company and with the consent of the Company, any remaining Period of Restriction applicable to the Restricted Stock shares pursuant to Section 8.3 herein shall automatically terminate and, except as otherwise provided in Section 8.4 herein, the shares of Restricted Stock shall thereby be delivered to such Participant free of restrictions.
     8.10 TERMINATION OF EMPLOYMENT DUE TO DEATH OR DISABILITY. In the event a Participant's employment is terminated because of death or disability during the Period of Restriction, any remaining Period of Restriction applicable to the Restricted Stock pursuant to Section 8.3 herein shall automatically terminate and, except as otherwise provided in Section 8.4 herein, the shares of Restricted Stock shall thereby be released and free of restrictions.
     8.11 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. Unless otherwise provided in the Agreement, in the event that a Participant terminates his employment with the Company for any reason other than for death, disability, or retirement, as set forth in Section 8.9 and 8.10 herein, during the Period of Restriction, then any shares of Restricted Stock still subject to restrictions as of the date of such termination shall automatically be forfeited and, if held by the Participant, returned to the Company.
                                  ARTICLE IX.
                               PERFORMANCE AWARDS
     9.1 GRANT OF PERFORMANCE AWARDS. Subject to the terms and provisions of the Plan, Performance Awards in the form of either Performance Units or Performance Shares may be granted to Participants at any time and from time to time as shall be determined by the Committee. Subject to Section 4.1 above, the Committee shall have complete discretion in determining the number of Performance Units or Performance Shares granted to each Participant; provided that on each date that any cash is paid to any Participant pursuant to Performance Units, the amount of cash shall be divided by the Fair Market Value of a share of the Common Stock, and the result shall be deducted from the number of shares that may be issued to such Participant under Section 4.1 above pursuant to Awards made to such Participant in the 12-month period in which such Performance Units were granted. Participants receiving Performance Awards shall not be required to pay the Company therefor (except for applicable tax withholding) unless required by applicable law.
     9.2 VALUE OF PERFORMANCE AWARDS. The Committee shall determine the number of Performance Units or Performance Shares granted to each Participant as a Performance Award. The Committee shall set performance goals in its discretion for each Participant who is granted a Performance Award. The extent to which such performance goals are met will determine the value of the Performance Unit or Performance Share to the Participant. Such performance goals may be particular to a Participant, may relate to the performance of the Subsidiary which employs him, may be based on the performance of the Company generally, or a combination of the foregoing. The performance goals may be based on achievement of balance sheet or income statement objectives, or any other objectives established by
                                      A-11
the Committee. The performance goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee shall determine the time period during which the performance goals must be met ("Performance Period"), provided, however, that the Performance Period may not be less than twelve months from the Award Date. The terms and conditions of each Performance Award shall be set forth in an Agreement.
     9.3 SETTLEMENT OF PERFORMANCE AWARDS. After a Performance Period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof based on the degree to which the performance goals established by the Committee and set forth in the Agreement have been satisfied.
     9.4 FORM OF PAYMENT. Payment of the amount to which a Participant shall be entitled upon the settlement of Performance Award shall be made in cash, Stock, or a combination thereof as determined by the Committee. Payment may be made in a lump sum or installments as prescribed by the Committee.
     9.5 NONTRANSFERABILITY. Unless the Committee provides otherwise pursuant to Section 15.2 below, no Performance Units or Performance Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Subject to Section XI, all rights with respect to Performance Units and Performance Shares granted to a Participant under the Plan shall not be exercisable until the expiration of twelve months after the Award Date and thereafter during his lifetime only by such Participant or his guardian or personal representative.
                                   ARTICLE X.
                            OTHER STOCK UNIT AWARDS
     10.1 GRANT. The Committee is authorized to grant to Participants, either alone or in addition to other Awards made under the Plan, Other Stock Unit Awards to be issued at such times, subject to or based upon achievement of such performance or other goals and on such other terms and conditions as the Committee shall deem appropriate and specify in the Agreement relating thereto, which need not be the same with respect to each Participant. Stock or other securities granted pursuant to Other Stock Unit Awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law.
     10.2 SALE AND TRANSFERABILITY. Stock or other securities issued pursuant to Other Stock Unit Awards may not be sold by a Participant until the expiration of at least twelve months from the Award Date, except that such limitation shall not apply in the case of death or disability of a Participant, or as set forth in Article XI of this Plan. To the extent Other Stock Unit Awards are deemed to be derivative securities within the meaning of Rule 16b-3 under the Exchange Act, a Participant's rights with respect to such Awards shall not vest or be exercisable until the expiration of at least twelve months from the Award Date. To the extent an Other Stock Unit Award granted under the Plan is deemed to be a derivative security within the meaning of Rule 16b-3 of the Exchange Act, it may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution, unless the Committee provides otherwise pursuant to Section 15.2 below. All rights with respect to such Other Stock Unit Awards granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or personal representative.
                                      A-12

                                  ARTICLE XI.
                               CHANGE IN CONTROL
     In the event of a Change in Control of the Company, the Committee may, in its complete discretion, cause: (i) each Option then outstanding under the Plan to become fully exercisable and remain so for the duration of the Option as specified in the Agreement; (ii) all restrictions or conditions related to grants of Restricted Stock to be deemed immediately and fully satisfied and all certificates representing such Shares of Restricted Stock to be released or have any legend removed by the Secretary, and thereby become freely transferable; and
(iii) the acceleration or release of any or all restrictions or conditions related to an Award, in such a manner, in the case of Section 16 Persons, as to conform to the provisions of Rule 16b-3.
                                  ARTICLE XII.
              AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN
     12.1 AMENDMENT, MODIFICATION, AND TERMINATION. At any time and from time to time, the Board may terminate, amend, or modify the Plan. The Board is specifically authorized to amend the Plan and take such other action as it deems necessary or appropriate to comply with Code Section 162(m) and regulations issued thereunder. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules, or regulations.
     12.2 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan, other than pursuant to Section 4.4 herein, shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.
                                 ARTICLE XIII.
                                  WITHHOLDING
     13.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, State, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment under or as a result of this Plan.
     13.2 STOCK WITHHOLDING. To the extent the Code requires withholding upon the exercise of Nonqualified Stock Options, or upon the lapse of restrictions on Restricted Stock, or upon the occurrence of any other similar taxable event, the Committee may permit or require, subject to any rules it deems appropriate, the withholding requirement, to be satisfied, in whole or in part, with or without the consent of the participant, by having the Company withhold Shares of Stock having a Fair Market Value equal to the amount required to be withheld. The value of the Shares to be withheld shall be based on Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined.
                                      A-13

                                  ARTICLE XIV.
                                   SUCCESSORS
     All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
                                  ARTICLE XV.
                                    GENERAL
     15.1 REQUIREMENTS OF LAW. The granting of Awards and the issuance of shares of Stock under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies as may be required. No shares of Stock shall be issued or transferred pursuant to this Plan unless and until all legal requirements applicable to such issuance or transfer have, in the opinion of counsel to the Company, been complied with. In connection with any such issuance or transfer, the person acquiring the Shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company in respect to such matters as the Company may deem desirable to assure compliance with all applicable legal requirements.
     15.2 EFFECT OF PLAN. The establishment of the Plan shall not confer upon any Participant any legal or equitable right against the Company, a Subsidiary, or the Committee, except as expressly provided in the Plan. The Plan does not constitute an inducement or consideration for the employment of any Participant, nor is it a contract between the Company or any of its Subsidiaries and any Participant. Participation in the Plan shall not give any Participant any right to be retained in the service of the Company or any of its Subsidiaries. No Award and no right under the Plan, contingent or otherwise, shall be assign-able or subject to any encumbrance, pledge or charge of any nature except that, under such rules and regulations as the Committee may establish pursuant to the terms of the Plan, a beneficiary may be designated in respect to the Award in the event of the death of the holder of the Award and except, also, that if the beneficiary shall be the executor or administrator of the estate of the holder of the Award, any rights in respect to such Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Award or under the laws relating to descent and distribution.
     15.3 CREDITORS. The interests of any Participant under the Plan or any Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated, or encumbered.
     15.4 GOVERNING LAW. The Plan, and all Agreements hereunder, shall be governed by, and construed and administered in accordance with, the laws of the Commonwealth of Virginia. It is the intention of the Company that ISOs granted under the Plan qualify as such under Section 422 of the Code.
     15.5 SEVERABILITY. In the event any provision of the Plan or any Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan or Agreement, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

******************************Appendix*************************************

                          CENTRAL FIDELITY BANKS, INC.
                 1021 E. CARY STREET, RICHMOND, VIRGINIA 23219
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, revoking any proxy heretofore given, hereby appoints Lewis
N. Miller, Jr., Jay O. Livingston and William H. Schwarzschild, III, or any of them (with full power to act in the absence of the others, the act of a majority of those present to be controlling, each with full power of substitution) as Proxies to vote all the shares of Common Stock of Central Fidelity Banks, Inc. held of record on March 17, 1995, by the undersigned at the Annual Meeting of Shareholders of said Company to be held in the banking hall of Central Fidelity National Bank, Broad at Third Street, Richmond, Virginia, at 4:30 p.m. on May 10, 1995, and at any and all adjournments thereof as follows:

1. ELECTION OF DIRECTORS  ( ) FOR all nominees listed (except as  ( )   WITHHOLD AUTHORITY to vote for all
                              indicated to                              nominees listed below
                              the contrary below)

THREE YEAR TERM AS CLASS 1 DIRECTOR: JACK H. FERGUSON, LEWIS N. MILLER, JR., RICHARD L. MORRILL, LLOYD U. NOLAND, III, WILLIAM G. REYNOLDS, JR.

   (Instruction: to withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

2. PROPOSAL TO APPROVE THE 1995 STOCK INCENTIVE PLAN

                         ( ) FOR  ( ) AGAINST  ( ) ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for the election of all directors listed under Proposal 1 and for approval of the 1995 Stock Incentive Plan under Proposal 2.

Please sign below exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


__________________________
Signature

__________________________
Signature if held jointly

Dated                       , 1995

I plan to attend the Annual
Meeting YES ( )  NO ( )
Number in Party _____

The number of shares shown above and covered by this proxy include, where applicable, shares held in the Stock Purchase Program (formerly the Dividend Reinvestment Plan).

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.